COMMERCIAL OFFICE LEASE

Local Owner Representative: Lisa Dowers, Regional Vice President Address 421 W. Riverside Ave. Suite 204 City/State/Zip Spokane, WA 99201 Phone (509) 624-6788 Fax (509) 624-6796
Property #: 54-0800
Account #: 0800
Property Name: Paulsen Center
City: Spokane
Owner: Diamond Plaza, LLC
Monthly Rental  $    30,839.00
Operating Exp Pass-Thru:  Retail Only
Security Deposit  $ 0.00
Key Deposit ($25.00 per key): $ N/A
Prepared by: Lisa Dowers
Date: 3-3-09

THIS LEASE, dated this 3rd day of  March , 2009, between Diamond Plaza, LLC, hereinafter called Lessor, and Inland Northwest Bank , hereinafter called Tenant.

WITNESSETH:
Tenant leases from Lessor and Lessor leases to Tenant the space, herein referred to as the “Premises” situated in the City of   Spokane  , County of Spokane , State of Washington , described as follows:

Suite  113, 115 & 210 , consisting of approximately  22,971 (see attached Addendum A for breakdown of square footage per area)      rentable square feet respectively of the Paulsen Center Building, which building is more particularly described as:  situated on part of Lot One (1), Two (2), Three (3), Four (4), and Five (5), Block Nineteen (19) of RESURVEY AND ADDITION TO SPOKANE FALLS, as per plat thereof, recorded in Volume “A” of Plats, page 1, situated in the County of Spokane, State of Washington.

Post Office Address:   421 W. Riverside Avenue, Suite 113, Spokane, WA  99201

1. BUSINESS PURPOSE.  The Premises shall be used by Tenant during regular business hours for the purposes of  general office use  and for no other purpose without the prior written consent of Lessor.

2. TERM. The term of this lease shall be for 10 years and 0 month, commencing on the 1st day of April , 2009, and ending on the 31st day of March , 2019.

3. RENT. Tenant agrees to pay to Lessor at office designated by Lessor as rental for the Premises payable in advance on the first day of each calendar month of the lease term or any period prior or subsequent thereto while Tenant is in possession of the Premises the following minimum monthly rent of:

SEE ATTACHED RENT SCHEDULE ATTACHED HERETO AS ADDENDUM A

If the initial start date is other than the first day of the month, minimum monthly rent shall be prorated for the initial month. Said monthly rent is exclusive of any sales, franchise, business and occupation or other tax based on rents and should such taxes apply during the life of this lease the rent shall be increased by such amount.

4. LATE FEES.  Tenant shall pay a collection charge of $50.00, on any amounts due and owing, including but not limited to monthly lease rent, common area charges, taxes and/or assessments, etc., if not paid by the fifth day of the month or within five days of the specified due date. In addition, 1-1/2% per month interest (not in excess of the highest rate allowed by law) is due for any delinquent amounts not paid by the first day of the month. In addition, Tenant shall pay $25 for every check returned NSF or for any other reason.

~~5. SECURITY DEPOSIT.  Receipt is acknowledged of the initial sum of $~~ _0.00__~~, (~~_~~dollars), as security for the performance by the Tenant of Tenant obligations under this lease. Tenant shall be required to deposit additional sums with Lessor to maintain the security deposit in a sum equal to the highest amount of rent to be charged under the lease terms.  Lessor may at any time apply such deposit against any money due Lessor for any loss or damage sustained by reason of any default by Tenant, including but not limited to the payment of rent and the cost of cleaning and repairing said Premises. Lessor shall not be required to keep the security deposit separate from its general account. Lessor shall return any remaining part of the lease deposit without interest to Tenant. If any portion of the security deposit is used or applied by Lessor as provided for herein, Tenant will upon demand immediately deposit additional money to restore security deposit to its original amount. No trust relationship is created between Lessor and Tenant with respect to the security deposit.~~

6. PERCENTAGE OF OCCUPANCY. For the purposes of this lease it is agreed that the Tenant is leasing a total of 22,971 square feet as identified in Addendum A of which 9,814 square feet is retail space which constitutes   _4.512___ percent of the total rentable and common area, which is subject to common area maintenance charges, of the property (217,500 SF) in which the herein leased Premises are situated.

8. COMMON AREAS. Definition: The phrase “Common Area” as used herein shall include parking areas, landscaped areas, open spaces, roads, walks, curbs, corridors, malls, public toilets, public stairs, ramps, shelters, bus stations and public lounges as may be constructed and exist from time to time on the property on which the Premises is situated (“Property”) for use by Tenant, its respective officers, agents, employees and/or Tenant customers and invitees.
Lessor reserves the unrestricted right from time to time to make changes in the Common areas; to make changes in the plan of the Property as Lessor deems necessary and consistent with furthering the welfare and goals of the Property, and in respect thereto shall have the right to erect such additional buildings, structures, elevated or subterranean parking, and planter boxes, fountains and other landscaping devices or features. Promotional and other displays within the Common Areas, must be approved in writing by Lessor.

9. CONTROL OF COMMON AREAS.   Common Areas as defined herein (including the parking areas) shall at all times be subject to the exclusive control and management of Lessor.   Lessor shall have the right from time to time to establish reasonable rules and regulations with respect to such areas; to relocate and/or change the area, the size and level of the parking facilities and the landscaped areas, and to close portions of said areas or facilities as may be desirable or necessary in the opinion of Lessor for the maintenance, operation or expansion of the Property.

10. COMMON AREA MAINTENANCE CHARGES. As that term is used herein, Common Area Maintenance Charges (CAM Charges) shall consist of all operating expenses of the common area, which shall be computed on a cash basis and shall consist of all costs and expenses incurred by Lessor to maintain all facilities in the operation of the common area and such additional facilities now and in subsequent years as may be determined by Lessor to be necessary to the common area. All operating expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied (with accruals appropriate to Lessor’s business). The term “operating expenses”, as used herein, shall mean all expenses and costs (but not specific costs which are separately billed to and paid by specific tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the common area and supporting facilities of the common area, including but not limited to the following:

(a)	Wages, salaries and related expenses, and benefits of all employees engaged in the operation, maintenance and security of the common area, including taxes, insurance and benefits relating thereto.
(b)	All supplies and materials used and equipment rented for use in the operation, maintenance and security of the common area.
(c)	Cost of utilities, including water and power, heating, lighting, air conditioning and ventilating the entire common area.
(d)
Management costs, maintenance and service agreements for the common area and the equipment therein, including, without limitation, alarm service, security service, traffic control, window cleaning, elevator maintenance, HVAC and janitorial service.

(e)	Accounting costs, including the costs of audits by certified public accounts.
(f)
Cost of all insurance, including, but not limited to, fire, casualty, liability and rental abatement insurance applicable to the common area and Landlord’s personal property used in connection therewith.

(g)
Costs of repairs, replacements and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to a particular tenant of the common area).

(h)	Any and all common area maintenance costs related to the common area, including sidewalks, skywalks, landscaping and service areas.
(i)
All taxes, service payments in lieu of taxes, excises, assessment, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed, or imposed by any governmental or public authority upon the common area, its operations or the rent provided for in this Lease Agreement. It is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of leasehold improvements.

~~(j)~~
Amortization of capital improvements made to the common area subsequent to the commencement date of the Lease Agreement which will directly improve operating efficiency of the Premises  such as; energy efficient light fixtures and heating system improvements, that will reduce energy consumption costs, or other capital improvements that will directly reduce operating expenses or energy costs. ~~common area or items that may be required by governmental authority.~~

(k)	Cost of an office that is maintained for management of the common area.

11. Common Area Maintenance Charge Calculations ~~Adjustment~~.

~~(a)~~
~~The “Base Year CAM Charges” for any particular calendar year (calendar year as used herein refers to January 1 through December 31 of any given year) shall be the CAM Charge for the calendar year in which the term of this Lease commenced (such calendar year shall hereinafter be referred to is the “Base year”).~~

~~(b)~~
~~In the event that during the term of this Lease, the actual CAM Charge for any calendar year after the Base Year exceeds or are estimated to exceed the Base Year CAM Charge,~~   In addition to the rent set forth herein, Tenant shall pay to Landlord pursuant to Landlord’s billing therefore, as additional rent for such year, a sum (the “CAM Charge ~~Adjustment~~”) equal to Tenant’s proportionate share of ~~the difference between~~ the actual CAM Charge for that current year and the Base year CAM Charge within 30 days of Landlord’s billing to the Tenant for CAM Charge ~~Adjustment~~. Should this Lease Agreement commence or terminate at any time other than the first day of a calendar year, the CAM Charge ~~Adjustment~~ refereed to hereinabove shall be prorated, such that Tenant shall only pay the CAM Charge ~~Adjustment~~ for the calendar days during such calendar year for which Tenant is obligated to pay rent with respect to the Leased Premises.

(c)
For purposes of determining Tenant’s proportionate share as used in calculating the CAM Charge ~~Adjustment~~, “Tenant’s proportionate share” is estimated initially to equal approximately  4.512% and shall at all times be computed as the percentage which the Net Rentable Area of the Leased Premises bears to  100% (or such higher percentage as shall be actually occupied for such year) of the Net Rentable Area of office space in the Property.

(d)
Landlord shall be entitled to estimate Tenant’s CAM Charge ~~Adjustment~~ for a given calendar year, based on the actual CAM Charge realized during the ~~prior or~~ present calendar year, ~~as reasonably increased by Landlord to reflect anticipated increases that will be experienced in the year in question.~~ Tenant shall pay one-twelfth (1/12th) of such estimate in advance on the first day of each month of such year and if the estimate is given to Tenant after the beginning of a calendar year, Tenant shall pay the amount due and payable for the months of such calendar year that had elapsed prior to the date on which Tenant received Landlord’s estimate (such amount shall be due and payable with the next payment of rent). Landlord shall, within a reasonable period of time (estimated to be approximately 150 days) after the end of any calendar year for which additional rent is due under the provisions of this Section; give written notice thereof to Tenant, which notice shall also contain or be accompanied by a statement of the estimated ~~actual~~ CAM Charge of Landlord’s operation of the Project during such calendar year, ~~and accompanied by a computation of such CAM Charge Adjustment and any other additional rent~~; and Tenant shall make payment thereof to Landlord within a period of thirty (30) days after receipt of such notice and Tenant will be credited the amount of any overpayment on the Base Rental payments or additional rent payments due. Landlord’s failure to so notify Tenant within a reasonable period of time after the closing of any calendar year for which additional rent is due under the provisions of this Paragraph shall not release Tenant from paying nor diminish Tenants obligation to pay such additional rent.

(e)
Notwithstanding any other provision herein to the contrary, it is agreed that in the event the Property is not fully occupied during any partial year or any full calendar year, an adjustment may be made in computing the operating expenses for such year so that the CAM Charge shall be computed for such year as though the Property had been fully occupied during such year.

12. REPAIRS AND MAINTENANCE. By taking possession of the Premises, Tenant shall be deemed to have accepted the premises as being in good sanitary order, condition and repair. Tenant shall, at Tenant’s sole cost and expense, keep and use the Premises in accordance with applicable laws, ordinances, rules, regulations and requirements of governmental authorities, damage thereto from causes by ordinary wear and tear excepted. Such work shall be in quality and kind equal to the original work, and shall be done only at such times and in such manner approved by Lessor.  Tenant will permit no waste, damage, or injury to the Premises. Lessor may repair, at the expense of Tenant, any damage to the premises or to the building of which they are a part, or to its fixtures, grounds, facilities, appurtenances and equipment caused by Tenant or Tenant’s guests, employees, agents or visitors. The cost of such repair shall be payable immediately by Tenant as additional rent.  Tenant further agrees to be responsible for the servicing of HVAC unit servicing the proofing area and IT room upon the commencement date of this Commercial Office Lease.  In addition, if additional HVAC is required for Tenant’s specific needs, such equipment shall be separately metered and billed to Tenant.

Tenant shall, upon expiration or sooner termination of this lease, surrender the Premises to the Lessor in good condition, ordinary wear and tear and damage caused beyond the reasonable control of Tenant excepted. Except as specifically provided in an addendum, if any to this Lease, Lessor shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, or any part thereof, and the parties hereto affirm that Lessor and its agent have made no representations to Tenant respecting the condition of the Premises or the building except as specifically herein set forth.

~~13.~~ TAXES AND ASSESSMENTS. (a) As additional rent, Tenant agrees to pay the portion of the real estate taxes and general and special assessments applicable to the Premises and the Common Area due and payable during the term of this lease or any extension thereof equal to the percentage of occupancy as defined in Section 6

(b) Lessor shall submit to Tenant upon request a copy of the tax statements and assessments as they become due and shall invoice Tenant for its portion due. Tenant will pay its portion of real estate taxes and assessments not later than fifteen (15) days before the taxing authority delinquency due date. If the term of this lease commences and terminates other than January 1 and December 31, any taxes and assessments payable shall be prorated for the first through the last calendar months of the lease term.  Tenant may pay its portion of real estate taxes estimated monthly.

(c) Tenant shall pay, before delinquency, any and all taxes levied or assessed and payable during the lease term upon all Tenant’s property located on the leased Premises, if any of the same are assessed or taxed with the real property. Tenant shall pay Lessor the amount of such taxes or assessments within ten (10) days after receipt of written statement setting forth the amount of such taxes or assessments that Lessor has determined are applicable to the Tenant’s personal property.

14. ADDITIONAL TAX. Should there presently be in effect or should there be enacted during the term of this lease any law, statute or ordinance levying any tax (other than Federal or State income taxes) upon rents, Tenant shall pay, such tax as additional rent ten (10) days prior to the due date, or shall reimburse Lessor on demand for any such taxes paid by the Lessor.

15. UTILITIES AND SERVICES. Tenant agrees to pay all charges for electricity, light, gas, heat, water, plumbing, air-conditioning, sewer, garbage, drainage, cleaning, and any maintenance agreement applicable thereto on any utilities and services to the Premises where separately metered and where added by the Tenant to the Premises after the Lease is executed, during the term of this lease.  The  1st floor retail area (“suite 113”) area CAM costs will be charged to Tenant as specified in paragraph 11 “Common Area Maintenance Charge”.  In addition Tenant agrees to provide janitorial service at its sole expense for suite 113.  Lessor shall not be liable for failure, interruption or delay of any such utility services for any reason whatsoever. In the event the leased Premises are part of a building or larger Premises to which such charges are charged as a whole, such charges will be prorated in accordance with its percentage of occupancy and Tenant will pay upon demand its proper and fair share of said charges.

16. INSURANCE. (a) Lessor shall maintain Fire and General Liability Insurance, and such other insurance (subject to a reasonable deductible), as Lessor deems prudent coverage for the building containing the Premises. Tenant will be assessed for its prorata share of the cost of maintaining such insurance pursuant to its percentage of occupancy.

(b) LESSOR WILL NOT CARRY ANY INSURANCE ON TENANT’S PROPERTY. ALL PERSONAL PROPERTY ON THE PREMISES SHALL BE AT THE RISK OF TENANT AND LESSOR SHALL NOT BE OBLIGATED TO REPAIR ANY DAMAGE THERETO OR REPLACE THE SAME. TENANT SHOULD PURCHASE ITS’ OWN INSURANCE COVERING TENANT’S PROPERTY IN THE PREMISES FOR ITS OWN PROTECTION.

(c) Tenant agrees to maintain at Tenant’s cost, Commercial General Liability Insurance of not less than $1,000,000 single limit (subject to reasonable deductible) insuring against all arising out of and in connection with Tenant’s use and occupancy of the Premises, and shall name Lessor and Lessor’s agents as an additional insured. Tenants insurance company shall be acceptable to Lessor.

Tenant shall furnish Lessor, prior to occupancy of Premises, a certificate of insurance indicated the insurance policy is in full force and effect, and that Lessor and Lessor’s agents have been named as an additional insured, and that the policy may not be canceled or altered unless thirty (30) days prior written notice of the proposed cancellation or alteration has been given to Lessor.

In the event of the cancellation of said policy of insurance, Tenant shall, prior to the effective date of cancellation, replace the canceled policy of insurance and provide Lessor with a certificate of insurance assuring that the replacement insurance is in full force and effect, in full compliance with the terms and conditions set forth in this lease.

17. HOLD HARMLESS. Tenant shall defend, indemnify and hold Lessor harmless from any and all claims, costs, including attorney’s fees and expenses arising from Tenant’s use of the Premises for the conduct of its business or from any activity, work, or other thing done, permitted or suffered by Tenant in or about the Premises or Building, and shall further indemnify and hold Lessor harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this lease, or arising from any act, omission, negligence or intentional act of the Tenant, or by Tenant’s officer, agent, employee, or invitees of Tenant, and from all costs, attorney fees, expenses and liabilities incurred in connection with any claim or any action or proceeding brought against Lessor. Tenant upon notice from Lessor shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Lessor.  Tenant as a material part of this lease assumes all risk of damage to property or injury to persons in, upon or about the Premises and in case of any claims against Lessor from any cause other than Lessor’s negligence and waives any claim in respect thereto against the Lessor. This hold harmless provision shall survive the termination of this lease agreement.

18. BUILDING CONDITIONS CODES AND ZONING. Tenant hereby accepts the Premises in their condition existing as of the date of the possession hereunder, subject to all applicable zoning, municipal, county, state and federal laws, ordinances and regulations governing and regulating the use of the Premises, and accepts this lease subject thereto. Tenant acknowledges that neither Lessor nor Tenant’s agent has made any representation of warranty as to the suitability of the Premises for the conduct of Tenant’s business. Tenant has investigated all applicable building and zoning codes, regulations and ordinances to determine whether Tenant’s intended use of the Premises is permitted. Tenant accepts the Premises  “as is”, subject to all applicable statutes, ordinances and regulations governing Tenant’s use of the Premises.  This lease does not grant or purport to grant any rights or access to outside light or air and this lease does not warrant or protect against interferences with light, air or view from the Premises.

19. COMPLIANCE WITH LAWS AND REGULATIONS. Tenant shall, at Tenant’s expense, comply promptly with all present and future statutes, ordinances, rules, regulations, orders, requirements including rules and regulations of the Americans Disability Act (ADA), of any health office, fire marshal, building inspector or other governmental officer pertaining to the Premises.. Tenant will permit no waste, damage or injury to the Premises and will not use or permit in said Premises anything that will increase the rate of fire insurance, nor will Tenant maintain therein anything that may be dangerous to life or limb; or overload floors; or permit any objectionable noise or odor; nor permit anything to be done in or about the Premises that will tend to create a nuisance or disturb any other Tenant; nor use or permit the use of the Premises for lodging, sleeping or any immoral or illegal purpose.

20. LIENS AND SOLVENCY. Tenant shall keep the leased Premises and the property in which the leased Premises are situated, free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant and hold the Lessor harmless therefrom including all costs and attorney’s fees. Lessor may require at Lessor’s sole option that Tenant provide at Tenant’s cost and expense a materialman’s labor and performance bond acceptable to Lessor in an amount equal to one and one-half (1-1/2) times the estimated cost of any improvements, additions or alterations in the Premises which Tenant desires to make to insure Lessor against any liability for mechanic’s and materialman’s liens and to ensure completion of the work. In the event Tenant becomes insolvent, voluntarily or involuntarily bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business of the Tenant, then the Lessor may cancel this lease at Lessor’s option and the Tenant shall nevertheless be liable for any loss or damage sustained by Lessor caused by the Tenant.

21. ASSIGNMENT. Tenant shall not assign this lease or any part thereof nor sublet the whole or any part of the Premises without the prior written consent of the Lessor. Such consent shall not be unreasonably withheld. On assignment or subletting, 50% of any rent or other consideration paid to Tenant in excess of the rent provided for in this lease shall be paid by Tenant to Lessor.  Tenant shall have the right to assign its rights to any related entity without the consent of Lessor but shall be required to notify Lessor of such change.   If Tenant’s business is sold, this lease does not transfer without the specific written permission of Lessor. If Tenant is a corporation, then any transfer of this lease by merger, consolidation, liquidation or any change in the managing ownership of, or power to vote the majority of Tenant’s outstanding stock shall constitute an assignment for the purposes of this paragraph. Any assignment of the lease shall not extinguish or diminish the liability of the Tenant herein. In the event of any assignment or subletting consented to by Lessor, Tenant shall pay a minimum charge of 50% of one month’s rent to Lessor as consideration to such assignment or subletting. Consent once given by the Lessor to the assignment or subletting shall not relieve Tenant from obtaining written consent to any new or future assignment or subletting as required herein. Neither this lease nor any interest herein shall pass to any trustee in bankruptcy or to any receiver or assignee for the benefit of creditors by operation of law otherwise. No collection or acceptance of rent by Lessor from any assignee or subtenant or other occupant of the Premises, either before or after a default by Tenant, shall be deemed a waiver of this provision or a release of Tenant from any obligation under this lease.

If Lessor shall assign its interest in this lease or transfer its interest in the Premises, Lessor shall be relieved of any obligation accruing hereunder after such assignment or transfer, and such transferee shall thereafter be deemed to be the Lessor hereunder. Lessor shall transfer Tenant’s security to such transferee, and Tenant shall look solely to such transferee for the return of said deposit.

22. HOLDOVER. If the Tenant shall, with the written consent of Lessor, holdover after the expiration of the term of this lease, such tenancy shall be deemed to be a month-to-month tenancy, and subject to all the terms and conditions of this lease (other than the term), except that minimum monthly rent shall be 125% of the minimum monthly rent paid during the final month of the lease term and the tenancy shall be terminable by either party with thirty (30) days’ prior written notice to the other party, effective as of the last day of a calendar month.

23. ACCESS. Tenant will allow Lessor or Lessor’s agent access at all reasonable times to the Premises for the purposes of inspections, cleaning, or making repairs, additions or alterations to the Premises or to any property owned or under the control of Lessor. The Lessor shall have the right to place and maintain “For Rent” signs in a conspicuous place on said Premises and to show the Premises to prospective Tenants for 60 days prior to the expiration of this lease.

24. POSSESSION. In the event the Lessor is unable to deliver possession of the Premises, or any portion thereof, at the time of the beginning of the term of this lease, neither Lessor nor Lessor’s agents shall be liable for any damage caused thereby, nor shall this lease thereby become void or voidable, nor shall the term herein specified to be in any way extended, but in such event, Tenant shall not be liable for any rent until such time as Lessor can deliver possession. If the Tenant shall take possession of the Premises prior to the beginning date of this lease, Tenant and Lessor agree to be bound by all of the provisions and obligations hereunder during such prior period, including payment of the rent at the rate stated herein.

~~25. RELOCATION.  Tenant understands and acknowledges that during the term of this Lease, the Premises may be required by the Lessor to accommodate larger tenants or other occupancy needs of the Building. In such event, Tenant agrees to move to other suitable space within the Building of equivalent size and at the same square footage rental rate. Lessor further agrees to provide a minimum of thirty (30) days’ notice to Tenant prior to any such relocation.~~

26. SIGNS. No sign, symbol, picture, advertisement or notice shall be displayed, inscribed, painted or affixed to any of the glass, walls, woodwork or other part of the Premises except those approved by Lessor in writing and painted by a sign vendor approved by Lessor and at cost of Tenant. All such signs shall be removed at Tenant’s expense prior to termination of tenancy. No signs or devices shall be hung or placed against the windows of said Premises nor on the exterior wall of the building; and no furniture, curtain or other obstruction of any kind or size shall be placed against or in front of any glass partition dividing said Premises from the corridors of said building, or placed in any way so as to interfere with the typical and ordinary appearance of the Premises as viewed from the corridor without written consent of Lessor.  In addition, Lessor agrees to allow Tenant the non-exclusive right to install exterior building signage that meets all applicable laws, regulations and ordinances on a location mutually agreed by the parties.  Lessor recommends location to be either where the existing exterior signage is located and/or on the brick wall in the INB parking lot that faces West.  The cost of such signage shall be the sole responsibility of Tenant.

27. DAMAGE OR DESTRUCTION. In the event the Premises are damaged to such extent as to render the same untenable in whole or in substantial part and Lessor elects to repair or rebuild, the work shall be done without unnecessary delay. Rent shall be abated while such work is in progress on a fair and reasonable basis based on the impact to the Tenant’s operations. If after a reasonable time the Lessor fails to proceed to repair or rebuild, Tenant has the right to declare this lease terminated by written notice served upon the Lessor. In the event the building, in which the leased Premises are located, shall be destroyed or damaged to such extent that in the opinion of the Lessor it shall not be practicable to repair or rebuild, it shall be the Lessor’s option to terminate this lease by written notice mailed to Tenant.

28. ALTERATIONS. Tenant shall not make any alterations, additions, or improvements to said Premises without first obtaining the consent of Lessor in writing. All such alterations, additions and improvements shall be at the cost and expense of Tenant, and shall become the property of the Lessor and shall remain in and be surrendered with the Premises as a part thereof at the termination of this lease, without disturbance, molestation, or injury except for any improvements that Lessor may elect to request Tenant to remove. If the Tenant shall perform work with the consent of the Lessor, as aforesaid, Tenant agrees to comply with all laws, ordinances, rules and regulations of the appropriate city or county, and any other authorized public authority. Tenant further agrees to hold Lessor harmless from damage, loss or cost arising out of the said work. Tenant agrees that Lessor has the right to make reasonable alterations to the Premises and to the building in which the Premises are situated and Lessor shall not be liable for any damage which Tenant might suffer by reason of such undertaking. Lessor shall have the right at any time and from time to time to post and maintain on the Premises such notices as Lessor reasonably deems necessary to protect the Premises and Lessor from Mechanics’ liens, materialmen’s liens or other liens.

29. OWNERSHIP OF IMPROVEMENTS AND FIXTURES. All improvements, alterations and additions including lighting fixtures installed in the Premises and which in any matter are attached to the floors, walls or ceilings, and any linoleum and carpeting or other floor material which may be cemented or otherwise adhesively affixed to the floor of Premises, shall remain and be surrendered with the Premises as a part thereof upon the termination of this lease.

30. DEFAULT AND RE-ENTRY. If any rents reserved, or other obligations provided herein, or any part thereof, shall be and remain unpaid when the same shall become due, or if Tenant shall violate or default in any of the covenants and agreements herein contained, then the Lessor may cancel this lease upon giving the notice required by law, and re-enter said premises, using such force as may be required. Notwithstanding such re-entry by the Lessor, the liability of the Tenant for the rent provided for herein shall not be extinguished for the balance of the term of this lease, and Tenant covenants and agrees to make good to the Lessor any deficiency arising from a re-entry and reletting of the Premises at a lesser rental than agreed to herein. The Tenant shall pay such deficiency each month as the amount thereof is ascertained by the Lessor. In the event it becomes reasonably necessary to make any changes, alterations or additions to the Premises or any part thereof for the purpose of reletting said Premises or any part thereof, Tenant shall be responsible for such cost.

31. COSTS AND ATTORNEY’S FEES. In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover all costs and expenses, including the reasonable fees of it’s attorneys in such action or proceeding. The venue of any legal action brought under the terms of this lease shall be in the county in which the Premises are situated.

32. CONDEMNATION
Definition.  “Taking” means a taking by condemnation or by the exercise of the power of eminent domain by a public or quasi-public authority or entity, whether or not there is a taking of title, or a conveyance in lieu thereof.
Entire or Substantial Taking.  If the entire Premises, or so much thereof as to make the balance not reasonably adequate for the conduct of Tenant’s business (notwithstanding restoration by Lessor as herein provided) shall be taken under the power of eminent domain, this Lease shall automatically terminate on the date the condemning authority takes possession.
Partial Taking.  In the event of any taking under the power of eminent domain which does not so result in a termination of this Lease, the Minimum Monthly Rent payable hereunder shall be reduced, effective on the date the condemning authority takes possession, in the same proportion which the floor area of the portion of the Premises taken bears to the total rentable floor area of the Premises prior to the taking.  Lessor shall have no obligation to repair or restore any of Tenant’s property or alterations or improvements installed by Tenant.  Lessor shall promptly restore the portion of the Premises not taken to as near its former condition as is reasonably possible, but only to the extent of the condemnation award received for such taking, and this Lease shall continue in full force and effect.
Awards.  Any award for taking of all or any part of the Premises under the power of eminent domain shall be the property of the Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for taking of the fee.  Tenant assigns to Lessor any right Tenant may have to the damages or award.  Further, Tenant shall not make claims against Lessor or the Taking authority for damages awarded to Lessor; however, nothing herein shall be deemed to preclude Tenant from obtaining, or to give Lessor any interest in, any award to Tenant for loss of or damage to or cost of removal of Tenant’s trade fixtures and removable personal property, Tenant’s moving expenses, business dislocation damages, the unamortized cost of leasehold improvements paid for by Tenant or for damages for cessation or interruption of Tenant’s business.
Sale Under Threat of Condemnation.  A sale by Lessor to any authority with power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain under this Section.

~~33.~~ REDEVELOPMENT OF PROPERTY.  During the term of any extension or renewal of this lease, should Lessor decide to pursue redevelopment of the property in which the leased premises are located, including but not limited to demolition, Lessor shall provide to Tenant twenty-four (24) ~~twelve~~ months’ prior written notice of Lessor’s intent to pursue such redevelopment of the property.  Following receipt of said notice, Tenant agrees during said twenty-four (24) ~~twelve~~-month notice period to abide by all of the terms and conditions of the lease and any and all extensions, revisions or renewals thereof, except that Tenant’s obligation to pay rent shall be fully abated for the last six (6) months of the twenty-four (24) month notice period. Tenant further agrees that all of Tenant’s rights and obligations under Tenant’s lease shall terminate following the twenty-four (24) month notice period, on the specified redevelopment date. ~~contained in Lessor’s notice.~~

Additionally, at Tenants sole discretion, in the event Tenant receives a Redevelopment Notice from Diamond Parking Services, LLC, or any successor in the interest thereof concerning the adjoining drive in Banking Station Lease, Tenant may elect to terminate all or part of Tenant’s rights and obligations under this Lease following the twenty-four (24) month notice period, on a specified redevelopment date, by notifying Lessor and electing one of the following options: (1) Tenant maintains all rights and obligations of the Tenant’s Lease; (2) Tenant may choose to terminate “Suite 113” assigned to the retail branch portion, and maintain all or some of the remaining suites 115 and 220, with all rights and obligations remaining in force; (3) Tenant may choose to terminate this Lease and any attachments or addendums in its entirety.

34. REMOVAL OF PROPERTY. In the event of any re-entry or taking possession of the leased Premises for default, the Lessor shall have the right, but not the obligation, to remove from the leased Premises all personal property located therein, and may store the same in any place selected by Lessor, including, but not limited to a public warehouse, at the expense and risk of the owners thereof. Lessor shall have the right to sell such stored property, without notice to Tenant, after it has been stored for a period of 30 days or more. The proceeds of such sale to be applied first to the cost of such sale, second to the payment of the charges for the storage, if any, and third to the payment of any sums of money which may then be due from Tenant to Lessor under any of the terms hereof, the balance if any without interest to be paid to Tenant.

Tenant hereby waives all claims for damages that may be caused by Lessor’s re-entering and taking possession of the Premises, removing and storing and/or selling the property of Tenant as provided in this lease, and will hold Lessor harmless from loss, costs or damages caused by Lessor. No such re-entry shall be considered or construed to be a forcible entry.

35. HAZARDOUS SUBSTANCES. Tenant shall not cause nor permit any Hazardous Materials (as defined below) to be brought upon, kept, stored, discharged, released or used in, under or about the Premises, without the prior written consent of Lessor.

A. Compliance With Hazardous Materials Laws. Tenant shall at all times and in all respects comply with all federal, state and local laws, ordinances and regulations relating to or involving the use, generation, manufacture, storage, discharge, release, disposal or transportation of any materials, substances or wastes which are considered to be or may be hazardous to human health or safety or the environment. All laws, ordinances and regulations relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, discharge, release, disposal or transportation of Hazardous Materials are collectively referred to herein as “Hazardous Materials Laws.”

Tenant shall, at the end of the lease and at Tenant’s sole cost and expense, cause all Hazardous Materials brought or allowed on the Premises during the Lease term to be removed from the Premises. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in or about the Premises or enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises, without first notifying Lessor of Tenant’s intention to do.

B.  Environmental Notices. Tenant shall immediately notify Lessor in writing of: (I) any enforcement, clean up, removal or other governmental or regulatory action threatened, instituted, or completed pursuant to any Hazardous Materials Laws; (ii) any claim made or threatened by any person against Tenant or the Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iii) any reports made to any environmental agency arising out of or in connection with any hazardous Materials on or removed from the Premises, including any complaints, notices, warnings or asserted violations in connection therewith. Tenant shall supply to Lessor in no event later than five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Tenant’s use thereof.

C. Indemnification Of Lessor. Tenant covenants and agrees not to cause or permit the release of any hazardous materials whatsoever, including any hazardous materials as defined under applicable federal, state, local laws or ordinances, including the Resources Conservation and Recovery Act of 1976 (“RCRA”), the Comprehensive Environmental Response Compensation and Liability Act of 1980 (“CERCLA”) or regulations promulgated thereunder.

Unconditionally, and without limitation, Tenant shall be responsible for any release of hazardous material proven to have been caused by Tenant or any person under Tenant’s control or without Tenant’s permission in which case Tenant shall indemnify, defend and hold Lessor harmless from and against all claims arising from the release of any hazardous material and against all claims arising from any environmental damage or environmental law violation, which occurs during the term of this Lease.  At Tenant’s expense by counsel reasonably satisfactory to Lessor and Tenant’s violation of any environmental provision shall constitute a default of this Lease entitling Lessor to its remedies as provided herein or by federal or state law.

D.  Lessor’s Right to Order Environmental Studies. Lessor may retain an environmental consultant to conduct an investigation of the Premises, Common Areas, or other areas in the environment that may be affected by any reasonable suspected release of Hazardous Materials.

~~36. PERSONAL GUARANTY. In consideration of, and as an inducement for the granting, execution and delivery of the Lease and other good and valuable consideration paid by the Lessor to the undersigned (hereinafter jointed and severally called the “Guarantor”) hereby unconditionally guarantees to the Lessor, its successors and assigns, the full and prompt payment of Rent, including but not limited to, the fixed Minimum Monthly Rent, and Operating Expenses, and any and all other sums and charges payable by the Tenant, its successors and assigns under the terms and conditions of this Lease.~~
~~This Guaranty is an absolute and unconditional guarantee of payment by Tenant under the Lease. It shall be enforceable against the Guarantor, its successors and assigns without the necessity for any suit or proceedings on the Lessor’s part of any kind or nature whatsoever against the Tenant, its successors and assigns; provided, that Lessor agrees to provide Guarantor with a copy of any written notice of default given by Lessor to Tenant.~~

GUARANTOR’S ADDRESS FOR NOTICES:

~~By:                                                         Address:~~
 ~~(Printed Name)~~

~~Date:                  , 20___.~~

37. EXTENSION OF LESSOR’S PERFORMANCE.  Lessor shall have no liability whatsoever to Lessee on account of the following acts beyond the control of the Lessor, which shall include, but not be limited to:  (a) the inability of Lessor to fulfill, or delay in fulfilling, any of Lessor’s obligations under this Lease by reason of war, natural catastrophe, strike, lockout, other labor trouble, dispute or disturbance; (b) governmental regulation, moratorium, action, preemption or priorities or other controls; (c) shortages of fuel, supplies or labor; (d) any failure or defect in the supply, quantity or character or electricity or water furnished to the Premises by reason of any requirement, act or omissions of the public utility or others furnishing the Building with electricity or water; and (e) for any other reason, whether similar or dissimilar to the above, or for Acts of God, beyond Lessor’s reasonable control.  If this Lease specifies a time period for performance of an obligation of Lessor, said time period shall be extended by the period of any delay in Lessor’s performance caused by any of the events described herein.

38. SUBORDINATION. This lease is subordinate to all present and future mortgages, deeds of trust and other encumbrances affecting the leased Premises or the property of which said Premises are a part. Tenant agrees to execute, at no expense to Lessor, any instrument, which may be deemed necessary or desirable by the Lessor to further effect the subordination of this lease to any mortgage, deed of trust or encumbrance. ~~Tenant irrevocably appoints and constitutes the Lessor as the true and lawful attorney in fact for Tenant at any time in Tenant’s name, place and stead, to execute proper subordination agreements for this purpose.~~  Tenant shall not unreasonably withhold Landlord’s request to subordinate Tenant’s Lease.

39. MUTUAL RELEASE AND WAIVER. To the extent a loss is covered by insurance in force, the Lessor and Tenant hereby mutually release each other from liability and waive all right of recovery against each other for any loss from perils insured against under their respective fire or other insurance policies, including any extended coverage endorsements or all risk endorsements thereto; provided that this agreement shall be inapplicable if it would have the effect of invalidating any insurance coverage of the Lessor or the Tenant.

40. HEIRS AND SUCCESSORS. Subject to the provisions hereof pertaining to assignment and subletting, the covenants and agreements of this lease shall be binding upon the heirs, legal representatives, successors and assigns of any or all of the parties hereto.

41. NON-WAIVER. The failure of the Lessor to insist upon strict performance of any of the covenants and agreements of this lease, or to exercise any option herein conferred in any one or more instances, shall not be construed to be a waiver or relinquishment of any such, or any other covenants or agreements, but the same shall be and remain in full force and effect.

42. NOTICES. All notices to be given by Lessor or Tenant hereto shall be in writing and may either be served personally or may be deposited in the United States Mail, postage prepaid, by either certified mail or regular mail, and if to Lessor, or Lessor’s agent, or, if to Tenant, may be addressed to Tenant at the leased Premises.

43. CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this lease on behalf of said corporation represents and warrants that he/she is duly authorized to execute this lease on behalf of said corporation, and that this lease is binding upon said corporations.

~~44. STORAGE.  Tenant agrees to keep all storage within the unit.  NO outside storage.~~

45. TENANT SHALL BE ENTITLED TO THE RIGHT OF QUIET ENJOYMENT OF THE PREMISES.

46. TIME IS OF THE ESSENCE OF THIS LEASE.

47. RIDERS. The riders, _Rider A (Rules and Regulations), Addendum A, B, C, D, E, F, G, H & I , attached thereto, are made a part of this lease.

48. ANTENNAE.   Tenant may, at its own expense, install on the roof of the building at a location agreed upon by both Landlord and Tenant, an antennae, satellite dish, communications/IT equipment or similar equipment as may be required to conduct Tenant’s business.  Tenant further agrees to provide Landlord with specifications on such equipment prior to installation for approval.  Such approval shall not be unreasonably withheld.  In addition, Tenant agrees to be responsible for any and all costs associated with the installation, maintenance and repairs of such equipment throughout the lease term and any extension thereof.

IN WITNESS WHEREOF, the Lessor and Tenant have executed this lease the day and year first above written

LESSOR    DIAMOND PLAZA, LLC

By:   /s/ Joel Diamond

Its:   Member

TENANT  INLAND NORTHWEST BANK

By:   /s/ Randall L. Fewel

Its:   President & CEO

CORPORATION

STATE OF   Washington    )
COUNTY OF   Spokane    )     ss.

On this   3rd    day of   March    A.D. 20 09   before me personally appeared   Randall L. Fewel   , to me a member of Inland Northwest Bank, the corporation that executed this Commercial Office Lease dated March 3, 2009, and acknowledged the same instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and an oath stated that they were authorized to execute said instrument.

IN WITNESS THEREOF, I have hereunto set my hand and affixed my official seal, the day and year first above written.

Seal	/s/ Betty L. Ketchum Betty L. Ketchum Printed Name Notary Public in and for the State of Washington residing at Spokane My Commission expires on June 1, 2009

LIMITED LIABILITY COMPANY

STATE OF   Washington    )
COUNTY OF   King    )     ss.

On this   12th    day of  March   , A.D. 20 09   before me personally appeared  Joel Diamond   to me as a member of Diamond Plaza, the limited liability company that executed this Commercial Office Lease dated March 3, 2009, and acknowledged the same instrument to be the free and voluntary act and deed of said limited liability company, for the uses and purposes therein mentioned, and an oath stated that they were authorized to execute said instrument.

IN WITNESS THEREOF, I have hereunto set my hand and affixed my official seal, the day and year first above written.

Seal	/s/ Leigh Cristobal Leigh Cristobal Printed Name Notary Public in and for the State of Washington , residing at Lynnwood My Commission expires on 6-27-2012

EXHIBIT A TO LEASE
RULES AND REGULATIONS

Tenant agrees to abide and be bound by the rules, regulations and policies of Lessor, which shall be considered as covenants of this lease:

1. Tenant shall not alter any lock or install any new or additional lock or bolt on any door or window of the Premises without Lessor’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Lessor will furnish two keys for the Premises, and Tenant must obtain any additional keys it may require from Lessor at Tenant’s expense.
2. Tenant shall keep all doors opening to public corridors closed at all times except for normal ingress to and egress from the Premises.
3. Tenant shall not bring any furniture, freight or equipment of any kind into the Building without prior notice to Lessor. All moving activity into or out of the Building shall be scheduled with Lessor and done only at such time and in such manner as Lessor designates. Hand trucks, other than those equipped with rubber tires and side guards, may not be used in any Tenant’s Premises or in the Building common areas.
4. Lessor shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Lessor, stand on supports of such thickness as is necessary to properly distribute the weight. Any damage to any part of the Building, its contents, occupants or visitors by moving and maintaining any such heavy object shall be Tenant’s sole responsibility and expense.
5. Tenant shall not attach any awnings or other projection to the outside walls of the Building without Lessor’s prior written consent. Tenant shall not attach, hang or use any curtains, blinds, shades or screens in connection with any window or door of the Premises without Lessor’s prior written consent.
6. Tenant shall not permit the windows, doors and skylights that reflect or admit light or air in the common areas of the Building to be covered or obstructed.
7. Tenant shall not display any signs or lettering on any window in its Premises or in the common areas without Lessor’s prior written consent. Lessor may remove any sign or lettering violating this Rule without any liability, and may charge (as Additional Rent) the expense incurred by such removal to Tenant. Interior signs on doors or adjacent walls will be affixed for each tenant by Lessor, at the expense of such Tenant, and must be of a size, color and style acceptable to Lessor.
8. A Building Directory with one (1) listing for each tenant will be furnished at Lessor’s expense.  Any additional listings will be at the sole expense of the Tenant requesting same.
9. Lessor will have the right to prohibit any advertising by Tenant that, in Lessor’s opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Lessor, Tenant will refrain from or discontinue such advertising. Tenant may not use the name of the Building or its owners in any advertising without Lessor’s prior written consent.
10. Tenant shall not disturb, solicit or canvass any occupant of the Building and shall cooperate with Lessor and its agents to prevent such activities.
11. Tenant shall not use the water fountains, toilets, urinals, lavatories and other plumbing fixtures for any purpose other than those for which they are constructed, and shall not throw any sweepings, rubbish or other substances therein. Tenant shall be responsible for all damage resulting from its misuse of the fixtures.
12. Tenant shall not, without Lessor’s prior written consent, use any method of heating or air conditioning other than that supplied by Lessor and agrees to cooperate fully with Lessor to ensure the most effective operation of the Building’s heating, ventilation and air conditioning system, and shall refrain from attempting to adjust any controls.
13. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Lessor or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein.
14. There will be no smoking allowed within the Premises, any restrooms, stairways, hallways or other common areas of the Building.
15. Tenant shall not permit cooking on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Tenant may use Underwriters’ Laboratory-approved equipment and microwave ovens in the Premises for heating food and brewing coffee, tea and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state and local laws, codes, ordinances, rules and regulations.
16. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Lessor or any governmental agency.
17. Tenant shall not bring into or keep within the Premises or Building any animals (except service animals for disabled persons), bicycles or vehicles.
18. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in any trash receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways provided for such purposes and at such times as Lessor shall designate
19. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which responsibility shall include keeping doors locked and other means of entry to the Premises closed.
20. Tenant may park only in strict compliance with all signs posted and regulations issued by Lessor, within spaces designated for parking, and not in such a manner as to block other parking spaces, drives, loading areas or fire lanes. Tenant hereby authorizes Lessor to remove from the parking lot any improperly parked vehicle, at Tenant’s sole risk and expense. To facilitate security arrangements and parking controls, a list of the names of each tenant’s employees working in the Building and of their vehicle license numbers will be furnished to Lessor upon request.

21. Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls or stairways, and shall use them only as a means of ingress and egress from the Premises.
22. Lessor reserves the right to exclude or expel from the Building or Land any person who, in the judgment of Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules.
23. Tenant understands that it is fully responsible for assuring that its employees, agents, servants, customers, clients and invitees comply with these Rules, will reimburse Lessor for all costs and expenses incurred in enforcing the Rules, and will indemnify and hold harmless Lessor from any liability to such employees and other third parties for measures taken by Lessor to enforce the Rules.
Lessor reserves the right at any time and from time to time to change or rescind any one or more of these Rules, or to make such other and further reasonable Rules as in Lessor’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, common areas and Land, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Tenant shall be deemed to have read these Rules and to have agreed to abide by them as a condition of its occupancy of the Premises.

Acknowledgement of Receipt
Of Rules & Regulations:

 /s/ JD                                /s/ RLF
Initials                                Initials

ADDENDUM “B”

CONSTRUCTION CONTRACT DISBURSEMENTS

This Addendum B is attached hereto and made a part of the Lease dated March 3, 2009, by and between DIAMOND PLAZA, LLC (“Lessor”) and INLAND NORTHWEST BANK (“Tenant”) for space in the Paulsen Center located at 421 W. Riverside Avenue, Spokane, WA 99201.

SECTION 1. BACKGROUND

1.1 Any word written with an initial capital letter in this Addendum B shall have the definition given such word in the Lease or as otherwise defined in this Addendum B.

1.2 Lessor has agreed to pay up to a maximum of Five Hundred Twenty Four Thousand and no/100’s ($524,000.00) (the “Maximum Lessor Construction Payment”) for certain improvements to the Premises on the terms set forth in this Addendum B.

1.3 It is the responsibility of Tenant, Tenant’s architect (“Architect”) and the contractor selected by Tenant (“Contractor”) to conform to all applicable statutes, ordinances, rules and regulations of any government authority, and building, safety, and health codes in the design of such improvements, and to obtain all necessary licenses and permits required for construction.  Lessor shall have no liability to Tenant for such construction except for the obligation to make payment set forth in Section 1.2 above.

SECTION 2.  COST RESPONSIBILITIES; DISBURSEMENTS

2.1           Tenant will construct, make, install and provide, at no cost to Lessor, all improvements, additions and fixtures as may be necessary to prepare the Premises for the use and occupancy of Tenant as a first-class office space consistent with a building of the location and character of that in which the premises are located.  Tenant is responsible for the connection and hook-up of all utilities, including the payment of any fees or charges assessed in connection therewith.  Tenant is prohibited from penetrating the roof or floor above the Premises during construction of improvements or at any time during the term of this Lease.

2.2 Tenant will construct, make, install and provide such improvements, additions and fixtures strictly in accordance with plans, specifications and construction standards first approved by Lessor, and shall comply with all applicable codes, requirements and other Laws.  Prior to the commencement of such work, Tenant shall furnish complete plans and specifications to Lessor for review and consent within five (5) business days of Lessor's receipt of the completed plans and specifications.  Such construction by Tenant shall comply with all applicable laws, ordinances, codes and regulations and shall also comply with applicable standards of the National Board of Fire Underwriters and the National Electric Code.  After completion of such work and installation, Tenant shall make no further improvements, additions or alterations without the prior written consent of Lessor and then only at Tenant's sole cost and expense and strictly in accordance with the provisions set forth in Section 12 of the Lease.

2.3 Lessor agrees to pay the amount of the Maximum Lessor Construction Payment as its share of the cost of Tenant’s work.  Tenant shall pay the remainder of the cost of Tenant’s work.  After completion of the work, issuance of a Certificate of Occupancy or similar document by the Spokane County and the expiration of the statutory period in which mechanics and materialmen can file liens or the furnishing of lien releases, acceptable to Lessor, from all contractors and suppliers, Tenant shall deliver to Lessor a copy of the construction contract, all bills therefore and evidence of payment and Lessor shall make payment to Tenant of the Maximum Lessor Construction Payment within thirty (30) days of receipt of said bills and other documentation.

IN WITNESS WHEREOF, Lessor and Tenant have executed this Addendum B as of the day and year first above written.

LESSOR:  DIAMOND PLAZA LLC

By:             /s/ Joel Diamond

TENANT:  INLAND NORTHWEST BANK

By:             /s/ Randall L. Fewel

ADDENDUM “C”

OPTION TO EXTEND

This Addendum C is attached hereto and made a part of the Lease dated March 3, 2009, by and between DIAMOND PLAZA, LLC (“Lessor”) and INLAND NORTHWEST BANK (“Tenant”) for space in the Paulsen Center located at 421 W. Riverside Avenue, Spokane, WA 99201.

SECTION 1. Option to Extend.  Lessor grants Tenant four (4) separate, successive options (the “Extension Option”) to extend the Term for an additional Sixty (60) months (“Option Term”), subject to the terms of this Special Provision.

1.1 Conditions of Option.  The Extension Option is subject to the following conditions:

(a) The rights contained in this Special Provision shall be personal to the originally named Tenant and may be exercised only by the originally named Tenant (and not any other assignee, subtenant, or other transferee of Tenant’s interest in the Lease).

(b) Tenant shall not be in default when it exercises its option or at the commencement of the Option Term, nor shall Tenant have been in material default under the Lease (regardless of whether such default was ultimately cured) more than three (3) times during the Lease Term.  Whether a default is material is in Lessor’s reasonable discretion, but shall include without limitation, failure to pay Rent when due.

(c) If Tenant properly exercises the Extension Option and all conditions set forth in this Special Provision are satisfied, the Term, shall be extended for the Option Term.  Tenant’s exercise of any option is irrevocable.  If any option is not exercised by Tenant, then all options covering any future periods shall be null and void.

1.2 Exercise of Option.  Tenant must exercise the Extension Option, if at all, only at the time and in the manner provided in this Special Provision.

(a) If Tenant wishes to exercise the Extension Option, Tenant shall deliver written notice (“Interest Notice”) to Lessor nine (9) months before the expiration of the initial Term.

(b) Within sixty (60) days after Lessor’s receipt of Tenant’s Interest Notice, Lessor shall deliver notice (“Option Rent Notice”) to Tenant stating the Option Rent, based upon Lessor’s determination of fair market rental value of the Premises as of the commencement date of the Option Term.

(c) If Tenant wishes to exercise the Extension Option, Tenant must, on or before the date occurring thirty (30) days after Tenant’s receipt of the Option Rent Notice, exercise the Extension Option by delivering written notice (“Exercise Notice”) to Lessor.

(d) If Tenant wishes to contest the Option Rent stated in the Option Rent Notice, Tenant must provide, with the Exercise Notice, written notice to Lessor that Tenant objects to the stated Option Rent and include Tenant’s determination of the fair market rental value of the Premises.  If Tenant provides such written objection and includes Tenant’s determination of fair market rental value, the Option Rent shall be determined in accordance with the procedure set forth in this Special Provision below for determining fair market rental value.  Otherwise, the Option Rent shall be as set forth in the Option Rent Notice.

(e) If Tenant fails to deliver a timely Interest Notice or Exercise Notice, Tenant shall be considered to have elected not to exercise the Extension Option.

1.3 Amendment to Lease.  If Tenant timely exercises its Extension Option, Lessor and Tenant shall, within thirty (30) days after the Option Rent is determined under this Special Provision, execute an amendment to the Lease extending the Term on the terms and conditions set forth in this Rider.

1.4 Determination of Minimum Rent.  If Lessor and Tenant are unable to agree on the Rent for any Option Term, the Rent shall be the fair market rental value of the Premises (at least commensurate with rents typical of other similar space), including amenities offered, but in no event shall the Rent be less than the Rent for the immediately preceding rental period.  Determination of such fair market rental shall not include consideration of any incentives, free rent, tenant improvement allowances, or any other incentives.

If each party makes a timely determination of the fair market rental value, those determinations shall be submitted to arbitration as provided herein.  Such arbitration shall commence as soon as practicable following the Exercise Notice.  If there is an arbitration, the determination of the arbitrator(s) shall be limited to the sole issue of whether Lessor’s or Tenant’s submitted fair market rental value is the closest to the actual fair market rental value as determined by the arbitrators in accordance with the limitations set forth in this Rider.  Such annual Base Rent shall be payable in equal monthly installments in advance on the first day of each month.

If the parties agree upon a single arbitrator, such arbitrator’s decision shall be final, conclusive and binding upon both parties, subject to the minimum limitations stated above.  If the parties fail to agree upon a single arbitrator within ten (10) days of the exercise notice, there shall be an arbitration by three (3)  arbitrators, in which case either party shall name one of the arbitrators by written notice to the other party, whereupon the other party shall, within ten (10) days after receipt of such notice, name a second arbitrator, and in case of failure to do so, the party who has already named an arbitrator may have the second arbitrator selected or appointed by a judge of the Superior Court in the County of Spokane; and the two arbitrators so appointed, in either manner, shall select and appoint a third arbitrator, and if the two arbitrators so appointed shall fail to appoint the third arbitrator within ten (10) days after the naming of the second arbitrator, either party may have the third arbitrator selected or appointed by such judge; and the three arbitrators so appointed shall thereupon proceed to make the determination required by this Rider, and the decision and award of any two of them shall be final, conclusive and binding upon both parties, subject to the minimum limitations stated in this Section.  The arbitrators shall be recognized real estate appraisers who are members of the American Institute of Real Estate Appraisers (MAI) or Society of Real Estate Appraisers or any similar.

In ascertaining the fair market rental value of the Premises, the arbitrators shall assume for purposes of their determination that the Premises are available for immediate utilization to the greater of the use then being made of the Premises by Tenant or the then-highest and best use therefore.  Subject to the foregoing provisions, the process or method of appraisal shall be that receiving general acceptance among competent, experienced and recognized appraisers in the field of real estate valuation in the State of Washington.

If, and whenever the fixing of such fair market rental value is under arbitration, Tenant, pending the determination thereof, shall continue to pay the same rent that it had been paying during the last preceding rental period and shall promptly pay the deficiency, if any, upon the conclusion of the arbitration proceedings.  If Tenant does not pay the deficiency within 10 days following the determination of fair market rental through arbitration, Tenant shall owe Lessor the deficiency plus interest at the rate of twelve percent (l2%) per annum on the amount of such deficiency computed from the date or dates when the amount of such deficiency would have been payable but for the pendency of the arbitration.

The cost of such arbitration shall be borne by the losing party, except attorneys’ fees and witness fees that shall be borne by the party engaging such attorney or witness.

IN WITNESS WHEREOF, Lessor and Tenant have executed this exhibit as of the day and year first above written.

LESSOR:   DIAMOND PLAZA, LLC

By:  /s/ Joel Diamond

TENANT:   INLAND NORTHWEST BANK

By:  /s/ Randall L. Fewel

ADDENDUM “D”

FIRST RIGHT OF REFUSAL

This Addendum D is attached hereto and made a part of the Lease dated March 3, 2009, by and between DIAMOND PLAZA, LLC (“Lessor”) and INLAND NORTHWEST BANK (“Tenant”) for space in the Paulsen Center located at 421 W. Riverside Avenue, Spokane, WA 99201.

Provided Tenant is not then in default of this Lease, Tenant shall have a one time First Right of Refusal to lease any vacant space located on the 1st and 2nd floors of the Building as they become available.

Lessor agrees that prior to renting such space (“the First Refusal Space”) to a third party, Lessor shall first offer the space for which there is a prospect, in writing, to Tenant on terms and conditions no less favorable than those offered to the prospect.  On or before the third (3rd) day after the date of such submission, Tenant will have the right (the “First Refusal Right”) to send Lessor a notice stating that Tenant elects to rent the First Refusal Space upon the identical terms and conditions set forth in Lessor’s notification (the “Offered Lease Terms”).  Such notice must be postmarked within five (5) business days and sent by certified mail, return receipt requested.

If Tenant duly and timely exercises the First Refusal Right, Lessor and Tenant will promptly enter into an amendment to the Lease for the First Refusal Space and the Offered Lease terms.  If for any reason Tenant fails to duly and timely exercise the First Refusal Right Lessor will be completely free to rent the First Refusal Space to another tenant and the First Refusal Right and Lessor’s obligations hereunder will be absolutely null and void and without further force and effect throughout the remainder of the term (as hereby extended) of the Lease and any further extensions thereof.

Notwithstanding any contrary provision hereof the amendment of Lease must stipulate that any default by Tenant thereunder will be deemed to constitute a like default under this Lease.

Tenant’s rights hereunder absolutely are not assignable or otherwise transferable.

 /s/ JD                                /s/ RLF
Initials                                Initials

ADDENDUM “E”

OPTION TO EXPAND

This Addendum E is attached hereto and made a part of the Lease dated March 3, 2009, by and between DIAMOND PLAZA, LLC (“Lessor”) and INLAND NORTHWEST BANK (“Tenant”) for space in the Paulsen Center located at 421 W. Riverside Avenue, Spokane, WA 99201.

Provided Tenant is not in default at the time this option may be exercised, Lessor shall, at any time during the term of the Lease or any extension period, grant Tenant an option to expand the Premises by leasing    insert specified area of the Building.  If Tenant elects to exercise this option, Lessor agrees to lease the additional space to Tenant at the same rental rate per square foot that Tenant is then paying for the original Premises.  Lessor agrees to provide Tenant with a Tenant Improvement Allowance for the additional space in the amount of $25.00 per square foot prorated over this ten (10) year lease term.  Upon Tenant’s written notice of intent to lease additional space, the terms of this paragraph will supersede and render null and void the provisions of the First Right of Refusal (Addendum D).  Lessor and Tenant will execute an amendment to reflect the increased leased Premises.  All other terms of the original lease will remain in full force and effect and will apply to the additional leased space, including lease expiration dates and all options.

Notwithstanding any contrary provision hereof the amendment of Lease must stipulate that any default by Tenant thereunder will be deemed to constitute a like default under this Lease.

Tenant’s rights hereunder absolutely are not assignable or otherwise transferable.

/s/ JD                      /s/ RLF
Initials                    Initials

ADDENDUM “F”

LETTER OF UNDERSTANDING REGARDING PARKING

This Addendum F is attached hereto and made a part of the Lease dated March 3, 2009, by and between DIAMOND PLAZA, LLC (“Lessor”) and INLAND NORTHWEST BANK (“Tenant”) for space in the Paulsen Center located at 421 W. Riverside Avenue, Spokane, WA 99201.

Beginning April 1, 2009 Lessor agrees to provide Tenant with three (3) unassigned parking spaces in the Paulsen Center garage free of charge throughout the lease term (2 day permits/1 night permit).  Plus Lessor agrees to contribute $75.00 per month towards three (3) unassigned parking spaces in the Paulsen Center garage throughout the lease term.

In addition, Lessor agrees to provide Tenant two (2) unassigned surface parking spaces in any Diamond parking lot at no charge for the lease term.  Lessor further agrees to contribute $1,000.00 per month towards parking in any surface parking lot operated by Diamond Parking.

This agreement is in effect as long as Tenant is in compliance with all lease terms and conditions.  This agreement is non-transferable if the Tenant chooses to sub-lease their space or moves out of the building.

Tenant’s rights hereunder absolutely are not assignable or otherwise transferable.

/s/ JD                      /s/ RLF
Initials                    Initials

ADDENDUM G

PAULSEN CENTER
JANITORIAL SERVICES
Class ‘A’ Facility

EXTERIOR

A.       DAILY SERVICE: ( Five [5] Times Per Week)

•	Police and remove debris from exterior areas.

•	Remove debris from cigarette urns and wipe down sides.

•	Notify management of any problem areas.

B.        WEEKLY SERVICE:  (One [1] Time Per Week)

•	Remove gum and other adhesive material from sidewalks.

•	Wipe down street level window ledges.

•	Polish chrome fire hydrant.

C.        BIMONTHLY SERVICE: (Two [2] Times Per Month)

•	Power wash sidewalks.

ENTRY, LOBBY & HALLWAYS

A.        DAILY SERVICE: (Five [5] Times Per Week)

•	Spot clean entry door glass, frames and polish brass door handles.

•	Vacuum entry carpet and mats.

•	Sweep and spot mop all tile floors.

•	Wipe down all horizontal ledges within reach.

•	Wipe down vertical ledges within reach.

•	Spot clean building directory.

PAULSEN CENTER
JANITORIAL SERVICES
Class ‘A’ Facility

•	Remove debris from cigarette urns and wipe down sides.

•	Spot clean minor stains on carpets and mats.

•	Clean and disinfect drinking fountains.

B.        WEEKLY SERVICE: ( One [1] Time Per Week)

•	Clean and polish metal thresholds.

•	Wipe down all high ledges and moldings within reach of a 6’ ladder.

C.        MONTHLY SERVICE: (One [1] Time Per Month)

•	Dust air grills, induction units, baseboards, and entry walls as needed.

•	Dust lobby chandeliers.

ELEVATORS AND STAIRWELLS

A.        DAILY SERVICE: (Five [5] Times Per Week)

•	Damp mop spillage on stairs, landings, and handrails.

•	Vacuum carpets.

•	Spot clean carpets and elevator interior walls.

•	Properly position furniture, magazines, and wastebaskets.

•	Spot clean walls and door surfaces in stairwells as needed.

B.        WEEKLY SERVICE: (One [1] Time Per Week)

•	Sweep and/or dust stairs, landings, and handrails.

•	Dust all elevator interior surfaces.

•	Damp wipe handrails in stairwells.

•	Dust ledges in stairwells.

PAULSEN CENTER
JANITORIAL SERVICES
Class ‘A’ Facility

•	Dust, polish and treat stair banisters.

•	Polish and treat brass balls on each banister.

•	Treat and polish elevator doors, control panels, and floor indicator plates.

•	Clean and polish elevator door tracks and saddles on all floors.

•	Clean and polish elevator walls.

•	Damp mop stairs and landings completely.

•	Edge vacuum carpets.

OFFICE AREA

A.        DAILY SERVICE: ( Five [5] Times Per Week)

•	Gather all waste and place for disposal as directed.

•	Traffic areas: Vacuum carpets, sweep and spot mop all tile floors.

•	Properly position furniture, magazines, and wastebaskets.

•	Spot clean partition glass.

•	Spot clean doors, doorframes, and all wall surfaces.

•	Spot clean around wall switches.

•	Spot clean carpets (minor spots).

•	Leave only designated night-lights on.

•	Report to Supervisor any malfunction, including but not limited to electrical fixtures and/or power receptacles, leaky faucets and any other items that need building management attention.

PAULSEN CENTER
JANITORIAL SERVICES
Class ‘A’ Facility

B.        WEEKLY SERVICE: (One [1] Time Per Week)

•	Dust desks, chairs, and other office furniture.

•	Dust desk accessories.
NOTE:  Janitorial personnel will not clean special equipment in offices.  Desks or countertops with private papers on them will not be cleaned.

•	Dust tops of file cabinets.

•	Dust all ledges and flat surfaces within reach.

•	Dust coat racks and shelves.

•	Dust picture frames.

•	Clean and sanitize telephones and sinks.

•	Dust sides, fronts, and backs of desks, file cabinets and counters.

C.        MONTHLY SERVICE: (One [1] Time Per Month)

•	Clean door kick plates.

•	Edge vacuum carpets.

•	Dust air grills, induction units, and baseboards.

•	Dust all high ledges and moldings within reach of 6’ ladder.

•	Walk through and dust, vacuum and clean as needed in vacant suites.

RESTROOMS

A.        DAILY SERVICE: ( Five [5] Times Per Week)

•	Gather all waste paper and place for disposal as directed.

•	Clean and sanitize restrooms, wash basins, all dispensers and chrome fittings, toilets, toilet seats, and urinals.

PAULSEN CENTER
JANITORIAL SERVICES
Class ‘A’ Facility

•	Clean mirrors and frames.

•	Wet mop floor with disinfectant cleaner.

•	Dust ledges and partitions.

•	Refill all dispensers (towels, tissues, hand soap, napkins) from stock furnished by the Building.

•	Clean and polish shelves.

•	Remove water spot stains, finger marks, and smudges from wall surfaces and partitions.

•	Report to Supervisor any fixture not working properly.

•	Clean and polish door entry/exit handles and kick plates.

B.        MONTHLY SERVICE: (One [1] Time Per Month)

•	Dust air grills, induction units, and baseboards.

C.        BIMONTHLY SERVICE: ( Two [2] Times Per Month)

•	Wash doors, jambs, and frames.

KITCHEN AREA/BREAKROOM

A.        DAILY SERVICE: ( Five [5] Times Per Week)

•	Gather all waste & place for disposal as directed.

•	Clean/Disinfect sink area. Personal dishes and items must be removed by tenant prior to cleaning.

PAULSEN CENTER
JANITORIAL SERVICES
Class ‘A’ Facility

FLOOR SERVICE

A.        DAILY SERVICE: ( Five [5] Times Per Week)

•	Traffic areas: Vacuum carpets and damp mop hard surface flooring.

•	Spot clean minor spills on carpets.

B.        MONTHLY SERVICE: (One [1] Time Per Month)

•	Edge vacuum carpets.

C.        ANNUAL SERVICE: (Six [6] Time Per Year)

•	Spray buff all tiled areas; elevator lobbies and basement hall.

•	Clean all tiled areas and apply floor finish; elevator lobbies and basement hall.

•	Report to building management office when this is complete.

ADDENDUM “H”

LEASE TERMINATION

Notwithstanding any other provisions contained in this lease, in the event the Tenant is closed or taken over by the banking authority of the State of Washington, or other bank supervisory authority, the Lessor may terminate the lease only with the concurrence of such banking authority or other bank supervisory authority, and any such authority shall in any event have the election either to continue or to terminate the lease:  Provided, that in the event this lease is terminated, the maximum claim of Lessor for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired term of the lease shall in no event be in an amount exceeding the rent reserved by the lease, without acceleration, for the year next succeeding the date of the surrender of the premises to the Lessor, or the date of re-entry of the Lessor, whichever first occurs, whether before or after the closing of the bank, plus an amount equal to the unpaid rent accrued, without acceleration up to such date.

Dated this                                       day of                                           , 2009

Agreed to by:

LESSOR:  DIAMOND PLAZA, LLC                               TENANT:  INLAND NORTHWEST BANK

By:   /s/ Joel Diamond                                                          By:   /s/ Randall L. Fewel

Its:   Member                                                                         ts:  President & CEO